UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2007

BearingPoint, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31451 (Commission File Number)	22-3680505 (IRS Employer Identification No.)
1676 International Drive
McLean, VA 22102
(Address of principal executive offices)
Registrant’s telephone number, including area code (703) 747-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
F. Edwin Harbach
     On December 3, 2007, BearingPoint, Inc. (the “Company”) announced that it had named F. Edwin Harbach as its Chief Executive Officer and President and as a member of its Board of Directors. Prior to his promotion, Mr. Harbach served as President and Chief Operating Officer of the Company since January 8, 2007.
     In connection with his promotion and effective as of December 31, 2007, the Company and Mr. Harbach entered into the following arrangements regarding his continued employment. In establishing the new arrangements summarized below, as well as terminating or amending the agreements Mr. Harbach executed when he first joined the Company, the Company has endeavored to adjust Mr. Harbach’s compensation to reflect his new position as Chief Executive Officer and also to more closely align most of the terms of Mr. Harbach’s agreements with current standard terms utilized in agreements with the Company’s other executives.
     Employment Agreement. The Company and Mr. Harbach entered into an Employment Agreement, dated as of January 2, 2008, providing for the following:
•	Termination of Prior Agreements. Pursuant to the Employment Agreement and effective as of December 31, 2007, the Company and Mr. Harbach terminated the Employment Agreement, the Managing Director Agreement and the Special Termination Agreement, each dated as of January 8, 2007, that were entered into in connection with the Company’s initial employment of Mr. Harbach.
•	Compensation. Mr. Harbach’s compensation is composed of the following:
o	Commencing on January 1, 2008, Mr. Harbach’s annual base salary will be $900,214.
o	For fiscal year 2007, Mr. Harbach will continue to be eligible for an annual performance bonus with a target amount of at least 40% of his 2007 base salary, provided he achieves the performance objectives previously established by the Compensation Committee of the Company’s Board of Directors. With respect to fiscal year 2008 and beyond, Mr. Harbach will be eligible for an annual performance bonus with a target amount of 100% of his annual base salary for the year for which the performance bonus is being awarded, provided that he achieves all performance objectives as established for the applicable year by the Compensation Committee.
o	Effective as of January 2, 2008, Mr. Harbach received a grant of 199,275 restricted stock units and a grant of stock options, with an exercise price of $2.76 per share, to purchase 1,232,600 shares of common stock of the Company, with each grant made pursuant to the Company’s 2000 Long-Term Incentive Plan (the “LTIP”), subject to the following terms and conditions:
·	The restricted stock units and the stock options will vest in equal 25% increments on each of the next four anniversary dates of such grant date, provided that Mr. Harbach’s employment has not terminated prior to such date.
·	All of the restricted stock units will vest upon the termination of Mr. Harbach’s employment due to his death, disability or retirement.

·	All of the unvested restricted stock units and stock options will vest as of the date of any Change in Control (as defined in the LTIP), provided that Mr. Harbach’s employment has not terminated prior to such date.
•	Benefits/Long-Term Incentives. Mr. Harbach will continue to be entitled to participate in all employee benefit (including long-term incentives), fringe and perquisite plans, practices, programs, policies and arrangements generally provided to executives of the Company at a level commensurate with his position.
•	Living Expenses. The Company has agreed to continue to reimburse Mr. Harbach for the monthly rental payments due for the retention of Mr. Harbach’s residence in New York City (constituting approximately $10,000 per month) through September 30, 2008. The Company is not responsible for any other of Mr. Harbach’s living or personal travel expenses.
•	Severance. Upon termination of Mr. Harbach’s employment by the Company without cause, other than after a Change in Control, and in lieu of any amounts payable under Mr. Harbach’s Managing Director Agreement, the Company will pay to Mr. Harbach, within 30 days after the Company’s receipt of a fully executed release, a lump sum cash amount equal to two years’ compensation (based on salary plus potential bonus).
•	Indemnification. The Company has agreed to indemnify Mr. Harbach with respect to his activities on behalf of the Company to the fullest extent permitted by law and the Company’s Certificate of Incorporation.
     Managing Director Agreement. Effective as of December 31, 2007, the Company and Mr. Harbach entered into a new Managing Director Agreement in the form currently utilized for all new Managing Directors of the Company. The Managing Director Agreement contains non-competition and non-solicitation provisions for a period of two years after his termination or resignation.
     Amendment to Restricted Stock Unit Agreement. Effective as of December 31, 2007, the Company and Mr. Harbach amended the Restricted Stock Unit Agreement, dated as of January 8, 2007, that was entered into in connection with the Company’s initial employment of Mr. Harbach. This Restricted Stock Unit Agreement provides for the issuance of 888,325 restricted stock units to Mr. Harbach and was amended to provide that in the event of a Change in Control (as defined in the LTIP), such restricted stock units shall become 100% vested and nonforfeitable effective as of the date of such Change in Control, provided that Mr. Harbach’s employment has not terminated prior to such date. This amendment conforms the vesting of such restricted stock units upon a Change in Control to that contained in all other restricted stock unit awards granted by the Company.
     Special Termination Agreement. Effective as of December 31, 2007, the Company and Mr. Harbach entered into a new Special Termination Agreement. The term of the Special Termination Agreement is three years (subject to potential one-year extensions) or, if longer, two years after a Change in Control. If, after a Change in Control and during the term of the Special Termination Agreement, the Company terminates Mr. Harbach’s employment other than for Cause or Disability (as defined in the Special Termination Agreement) or if he terminates his employment within 60 days after any decrease of his base salary by 20% or more after such Change in Control, Mr. Harbach is entitled to certain benefits, including the payment of approximately one year’s compensation (based on salary plus potential bonus).
Roderick C. McGeary
      On December 31, 2007, Roderick C. McGeary retired as an employee of the Company. Mr. McGeary will continue serving as Chairman of the Board of Directors of the Company. In connection with his retirement, Mr. McGeary will no longer receive an annual salary. The Compensation Committee of the Board of Directors has approved an annual fee of $150,000 payable to Mr. McGeary, commencing January 1, 2008, as compensation for his ongoing services as Chairman of the Board. This fee is in addition to the $40,000 annual fee payable to the Company’s non-employee directors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2008	BearingPoint, Inc.
	By:	/s/ Judy A. Ethell
Judy A. Ethell
Chief Financial Officer